Exhibit 5

Hamilton Square

600 Fourteenth Street, N.W.

Washington, DC 20005-2004

202.220.1200

Fax 202.220.1665

August 9, 2006

The Board of Directors

ViroPharma Incorporated

397 Eagleview Boulevard

Exton, Pennsylvania 19341

Re:	Registration Statement “(“Registration Statement”) on Form S–8 relating to the

ViroPharma Incorporated 2005 Stock Option and Restricted Share Plan, as amended

Ladies and Gentlemen:

We have examined the registration statement to be filed with the Securities and Exchange Commission on August 9, 2006 for registration under the Securities Act of 1933, as amended (the “Securities Act”), of 2,000,000 additional shares of common stock, par value $0.002 per share (“Common Stock”), of ViroPharma Incorporated (the “Company”) reserved for issuance pursuant to the Company’s 2005 Stock Option and Restricted Share Plan, as amended and currently in effect as of the date hereof (the “Plan”). In rendering the opinion set forth herein, we have examined the Registration Statement and the exhibits thereto, including the Plan, the Company’s Amended and Restated Certificate of Incorporation, and the Amended and Restated By–Laws, each as amended and/or restated to date and currently in effect, certain resolutions of the Company’s Board of Directors and stockholders and certain other records of the Company’s corporate proceedings as reflected in its minute books, as well as such statutes, records and other documents as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents

On the basis of the foregoing, we are of the opinion that the issuance of the above-references 2,000,000 shares of Common Stock offered or to be offered by the Company pursuant to the Plan has been duly authorized, and, when issued and sold upon the terms and conditions set forth in the Plan and any related agreements executed thereunder, such shares will be legally issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, as amended, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and the federal securities laws each as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ PEPPER HAMILTON LLP

Philadelphia	Washington, D.C.	Detroit	New York	Pittsburgh

Berwyn	Harrisburg	Orange County	Princeton	Wilmington

www.pepperlaw.com